Exhibit 10.17
October 27, 2010

To:          Andrew Conru
Lars Mapstead
Marc Bell
Dan Staton

From:      FriendFinder Networks Inc.

Re:  Amendment to Letter Agreement dated October 8, 2009

Dear Andrew, Lars, Marc and Dan:

This letter (the “Amendment”) amends the letter agreement dated October 8, 2009, as amended as of February 2, 2010, among the parties hereto (the “Agreement”) in connection with the issuance on the date hereof by Interactive Network, Inc. (INI”) and  FriendFinder Networks Inc. (“FFN”) of 14% Senior Secured Notes due 2013, Cash Pay Secured Notes due 2013 and Non-Cash Pay Secured Notes due 2014.

Section 4(a) of the Agreement is hereby restated in its entirety as follows:

“If the actual costs of eliminating the VAT Liability are less than $29 million (after applying the amounts referenced in Section 4(b) below as to such liability), then the amount of the Non-Cash Pay Secured Notes due 2014 held by the trusts of Conru and Mapstead will be increased by the issuance of new Notes identical to the Non-Cash Pay Secured Notes due 2014, which will evidence the unused portion of the $29 million plus interest on the amount of these Notes from December 7, 2007 through October 9, 2010 at 6 percent per annum and thereafter at 11.5 percent per annum.”

This Amendment shall be governed by, and construed in accordance with, the law of the state of New York applicable to contracts made and to be performed in the state of New York. Any legal action or proceeding with respect to this Amendment may be brought in the courts of the state of New York in the county of New York or in the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, each party hereby irrevocably accepts the jurisdiction of the aforesaid courts. This Amendment has no effect on any portions of the Agreement which remain in effect or the relevant Definitive Agreements entered into pursuant to the Agreement.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows.]

 If the terms of this Amendment are acceptable to you, please sign below and return such Amendment to the undersigned.

FRIENDFINDER NETWORKS INC.

By: /s/ Paul Asher
Paul Asher, Secretary

INTERACTIVE NETWORK, INC.

By: /s/ Paul Asher
Paul Asher, Secretary

Accepted and agreed as of this ____ day of October, 2010.

ANDREW B. CONRU TRUST AGREEMENT

By:  /s/ Andrew B. Conru
Andrew B. Conru, Trustee

MAPSTEAD TRUST, created on April 16, 2002

By:  /s/ Lars Mapstead
Lars Mapstead, Trustee

By:  /s/ Marin A. Mapstead
Marin A. Mapstead, Trustee

/s/ Andew B. Conru
Andrew B. Conru

/s/ Lars Mapstead
Lars Mapstead

/s/ Daniel Staton
Danieal Staton

/s/ Marc H. Bell
Marc H. Bell